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                                                                    EXHIBIT 23.4

                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-4 of Iron Mountain Incorporated filed on or about July 9, 1999 and to the incorporation by reference therein of our reports (a) dated February 23, 1998, with respect to the consolidated financial statements of Arcus Technology Services, Inc. for each of the two years in the period ended December 31, 1997 and the five-month period ended December 31, 1995 and the consolidated financial statements of Arcus, Inc. (Predecessor Company) for the seven-month period ended July 31, 1995, included in its Current Report on Form 8-K dated March 9, 1998 filed with the Securities and Exchange Commission, and (b) dated April 30, 1997 (except Note 15, as to which the date is September 26, 1997), with respect to the consolidated financial statements of Arcus Group, Inc. for each of the two years in the period ended December 31, 1996, included in its Current Reports on Form 8-K dated October 30, 1997 and November 25, 1997, both filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP



Dallas, Texas
July 2, 1999